Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Sterling E. Phillips, Jr., Chief Executive Officer of GTSI Corp. (“the Company”) and Peter Whitfield, Senior Vice President and Chief Financial Officer of the Company, certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by GTSI Corp. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of GTSI Corp.

Date: May 10, 2012

/s/ STERLING E. PHILLIPS, JR.
Sterling E. Phillips, Jr.
Chief Executive Officer

/s/ PETER WHITFIELD
Peter Whitfield
Senior Vice President and Chief Financial Officer